                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                             PrivateBancorp Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         [PRIVATEBANCORP, INC. LOGO]

                                             April 14, 2000



Dear Stockholders:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of PrivateBancorp, Inc. which will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Thursday, May 25, 2000, at 4:00 p.m. local time.

     The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Directors and officers of PrivateBancorp, Inc. as well as representatives of Arthur Andersen LLP will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of PrivateBancorp has determined that the specific proposals to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each of these matters.

     YOUR VOTE IS IMPORTANT. Please sign and return the enclosed proxy card promptly in the postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all the employees of the Company and The PrivateBank and Trust Company, I wish to thank you for your continued support.

                                     Sincerely,

                                     RALPH B. MANDELL

                                     Ralph B. Mandell
                                     Chairman of the Board,
                                     President and Chief Executive Officer

                             PRIVATEBANCORP, INC.
                           Ten North Dearborn Street
                           Chicago, Illinois  60602

                             PRIVATEBANCORP, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on May 25, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of PrivateBancorp, Inc. will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Thursday, May 25, 2000, at 4:00 p.m. local time.

     The meeting is for the purpose of considering and voting upon the following matters:

     1. Election of five Class II directors to hold office for a three-year term;

     2. Approval of an amendment to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan;

     3. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

     4. Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournment of the meeting.

The Board of Directors has fixed April 3, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on the record date will be entitled to vote at the meeting. In the event there are not sufficient shares represented for a quorum or to approve any one or more of the foregoing proposals at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the meeting will be available at the Company's offices located at The PrivateBank and Trust Company, Ten North Dearborn Street, Chicago, Illinois 60602, for a period of ten days prior to the meeting and will also be available at the meeting.

                               By order of the Board of Directors,

                               DONALD A. ROUBITCHEK

                               Donald A. Roubitchek
                               Secretary
April 14, 2000

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED.

                             PRIVATEBANCORP, INC.
                           Ten North Dearborn Street
                           Chicago, Illinois  60602


                                PROXY STATEMENT
                        FOR THE 2000 ANNUAL MEETING OF
                STOCKHOLDERS TO BE HELD THURSDAY, MAY 25, 2000


Solicitation and Voting of Proxies

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of PrivateBancorp, Inc. ("the Company"), a Delaware corporation, of proxies to be used at the 2000 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting. The meeting is scheduled to be held on May 25, 2000, at 4:00 p.m. local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604,. The 1999 Annual Report to Stockholders, including audited consolidated financial statements, for the fiscal year ended December 31, 1999, and a proxy card accompany this proxy statement, which is first being mailed to record holders of common stock of the Company on or about April 14, 2000.

     Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. When no instructions are indicated, signed proxy cards will be voted FOR each of the proposals.

     Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the meeting.

Cost of Proxy Solicitation

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and The PrivateBank and Trust Company. No additional compensation will be paid for such solicitation. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Stockholders Entitled to Vote

     The Board of Directors has fixed the close of business on April 3, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. On the record date, the Company had outstanding 4,590,332 shares, without par value, of its common stock. Each outstanding share of common stock entitles the holder to one vote. The By-laws state that a majority of the outstanding shares of the Company entitled to vote on a matter present in person or represented by proxy shall constitute a quorum for the consideration of such matters at any meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the taking of any action by the stockholders, including the election of directors.

     Proxies received from stockholders in proper form will be voted at the meeting and, if specified, as directed by the stockholder. Unless contrary instructions are given, the proxy will be voted at the meeting for the election of each of the nominees for Class II Director, as set forth below, for approval of the amendment to the Stock Incentive Plan, for ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and, in accordance with the best judgment of the holders of the proxies, on any other business which may properly come before the meeting and be submitted to a vote of the stockholders. Shares represented by proxies which are marked "withhold for all" with respect to the election of one or more nominees for election as directors will not be counted as votes cast in determining whether a majority vote was obtained on such matter. Proxies which are marked "abstain" on other proposals will be counted as present and entitled to vote and have the effect of voting against the proposal. With respect to brokers who have returned proxies but are prohibited from exercising discretionary voting authority for shares owned by beneficial owners who have not returned voting instructions to the brokers, those shares also will not be counted as votes cast. Abstentions and broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the meeting constitute a quorum. In the event that there are not sufficient votes for a quorum at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

     Your vote is important. Because many stockholders may not be able to personally attend the meeting, it is necessary that a large number be represented by proxy. Prompt return of your proxy card in the postage-paid envelope provided will be appreciated.


                      PROPOSAL 1.  ELECTION OF DIRECTORS

     The Company's Board of Directors consists of 16 members divided into three classes who are elected to hold office for staggered three-year terms as provided in the Company's By-laws. The five persons currently serving as Class II Directors have been nominated for election at this Annual Meeting of Stockholders to serve for a three-year term to end at the annual meeting of stockholders to be held in 2003. The term of those persons currently serving as Class III Directors expires at the annual stockholder meeting to be held in 2001; the term of Class I Directors expires at the annual stockholder meeting to be held in 2002.

     The five persons named below, all currently serving as Class II Directors, have been nominated for re-election as Class II Directors to serve for a term to end at the annual meeting of stockholders in the year 2003 or until their successors are elected and qualified. All of the nominees have indicated a willingness to serve and the Board of Directors has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board of Directors. Proxies cannot, however, be voted for a greater number of persons than five. To be elected as a director, each nominee must receive the affirmative vote of a majority of the shares voting in the election of that director at the meeting. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

     The names, ages and certain background information of the persons who constitute the Board of Directors of the Company (the "Directors"), including the Director Nominees, are set forth below.

Class II Director Nominees to Serve Until 2003
----------------------------------------------

Caren L. Reed (65), a director since 1990, is one of PrivateBank's founding directors. Mr. Reed currently serves as Vice Chairman of the Company and PrivateBank. From 1990 to March 1999, Mr. Reed also held the title of President of the Company and PrivateBank. Prior to joining PrivateBank, Mr. Reed was an Executive Vice President of Continental Bank, Chicago with a career spanning 34 years.

Donald A. Roubitchek (49), has been a director since 1997. He has been the Secretary/Treasurer and Chief Financial Officer of the Company since inception and is also currently Chief Financial Officer and a Managing Director of PrivateBank. Mr. Roubitchek also served as Chief Operating Officer of PrivateBank since its inception until June 30, 1999. He has 28 years' experience in the banking industry and a concentrated background in finance. Prior to joining PrivateBank, Mr. Roubitchek served in various capacities with LaSalle Community Banks, and its predecessor, Lakeview Bank.

Donald L. Beal (53), a director since 1991, has been the owner of Kar-Don, Inc. d/b/a Arrow Lumber Company, located in Chicago, Illinois, since 1980. Prior to that, Mr. Beal served as Vice President of Hyde Park Bank & Trust with responsibilities including commercial lending and personal banking. Mr. Beal is also the sole owner of Ashland Investment, Inc.

John E. Gorman (55), has been a director since 1994. Since 1982, Mr. Gorman has been a General Partner of the Jorman Group, a privately-owned organization with diversified business holdings.

Michael B. Susman (62), has been a director since 1990. He has been a partner in the law firm of Spitzer, Addis, Susman & Krull, located in Chicago, Illinois, since 1974.

Class III Continuing Directors Serving Until 2001
-------------------------------------------------

Robert F. Coleman (55), a director since 1990, is a principal of Robert F. Coleman & Associates, a law firm located in Chicago, Illinois. He concentrates his practice on business and professional litigation.

James M. Guyette (55), has been a director since 1990. Since 1997, he has been President and Chief Executive Officer of Rolls Royce North America, Inc. Mr. Guyette served as Executive Vice President of UAL Corporation from 1985 to 1995 when he retired after more than 25 years of employment with that company. He is currently a director of Rolls-Royce plc (London) and Pembroke Capital (Dublin), and formerly a director of First United Financial Services and United Airlines Employees Credit Union.

Thomas F. Meagher (69), has been a director since 1996. Mr. Meagher has been the Chairman of Howell Tractor and Equipment Co., a distributor of heavy equipment located in Elk Grove Village, Illinois, since 1980. He has had an extensive career in the transportation industry and currently serves on the Board of Directors of Trans World Airlines, Inc., a New York Stock Exchange company.

William J. Podl, (55), has been a director since August 1999. Mr. Podl was an organizer of Towne Square Financial Corporation, which was purchased by the Company in August 1999. Mr. Podl founded Doran Scales, Inc. in 1976, and is currently Chairman and Chief Executive Officer of that company.

Philip M. Kayman (58), a director since 1990, has been a senior partner with the law firm of Neal Gerber & Eisenberg in Chicago, Illinois since the firm's founding in 1986.

Class I Continuing Directors Serving Until 2002
-----------------------------------------------

Ralph B. Mandell (59), a director since 1989, is a co-founder of the Company and PrivateBank. A Managing Director of PrivateBank, he has served as Chairman and Chief Executive Officer of the Company and PrivateBank since 1994 and assumed the additional title of President of both entities in March 1999. From inception until 1994, Mr. Mandell had the title of Co-Chairman. Prior to starting PrivateBank and the Company, Mr. Mandell was the Chief Operating Officer of First United Financial Services, Inc., from 1985 to 1989, and served as its President from 1988 to 1989. First United, a company that was traded on the Nasdaq National Market, was sold to First Chicago Corporation in 1987. He also served as President of Oak Park Trust & Savings Bank from 1985 until 1988. Prior thereto, Mr. Mandell had served as Executive Vice President of Oak Park Trust & Savings Bank since 1979.

Naomi T. Borwell (72), has been a director since 1990. She is a private investor. Mrs. Borwell is a former director of First Chicago Bank of Oak Park and First United Trust Company.

William A. Castellano (58), has been a director since 1991. From 1996 to present he has been Chairman and founder of both Workspace, Inc. and Worknet, Inc., located in Oakbrook Terrace, Illinois. Workspace provides office furniture to businesses, and Worknet provides computer networking services to businesses. He was the founder of and served as the Chief Executive Officer to Chrysler Systems Leasing from 1977 to 1991.

Alvin J. Gottlieb (73), a director since 1990, is a private investor. Since 1961, Mr. Gottlieb has served in various capacities on the Board of Directors of Gottlieb Memorial Hospital, located in Melrose Park, Illinois, and he currently holds the position of Vice Chairman.

Richard C. Jensen (55), has been a director since January 2000. Mr. Jensen has been a Managing Director of PrivateBank since November 1999. He will become Chairman and Chief Executive officer of PrivateBank (St. Louis) upon receipt of its banking charter, and is currently responsible for the Company's loan production office located in St. Louis. From May 1998 until joining PrivateBank, Mr. Jensen served as Chairman and Chief Executive Officer of Missouri Holdings, Inc. From March to May 1998, he served as President and Chief Executive Officer of Royal Banks of Missouri. For the previous 18 years, Mr. Jensen served in various executive positions with Nations Bank and its predecessor, Boatman's Bank, in St. Louis.

William R. Langley (59), a director since 1989, is a co-founder of the Company and PrivateBank. Mr. Langley held the title of Co-Chairman of the Company and was active in day-to-day management of the Company until 1995 when he retired. Prior to the formation of the Company, Mr. Langley had served as Chief Executive Officer of First United Financial Services, Inc. from 1985 to 1987 and as Chairman from 1987 to 1989. First United, a company that was traded on the Nasdaq National Market, was sold to First Chicago Corporation in 1987. Prior to that, he served as Chairman and President of Oak Park Trust and Savings Bank, where he had been employed since 1973.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR NAMED ABOVE.

Security Ownership of Certain Beneficial Owners, Directors and Executive
Officers

     The following table sets forth the beneficial ownership of the common stock as of the record date, with respect to (1) each Director and named executive officer of the Company; and (2) all Directors and named executive officers of the Company as a whole. Other than Mr. Mandell, the Company does not know of any stockholder who holds in excess of 5% of any class of the Company's voting securities.

                                            Amount of
                                              Common                                         Total
                                             Shares                         Currently      Amount of          Total
                                           Beneficially      Restricted    Exercisable     Beneficial      Percentage
                                            Owned (1)        Stock (1)     Options (1)   Ownership (1)   Ownership (1)
                                         ----------------  --------------  ------------  --------------  ---------------
Directors
---------------------------------------
Ralph B. Mandell**.....................       208,420(2)     26,600(3)         75,840         310,860            6.66%
Donald A. Roubitchek**.................        19,720(4)     13,200(3)         38,736          71,656            1.55
Donald L. Beal.........................        17,464(5)         --            15,720          33,184              *
Naomi T. Borwell.......................       164,800            --            15,720         180,520            3.92
William A. Castellano..................       152,400(6)         --            15,720         168,120            3.65
Robert F. Coleman......................        26,400(7)         --            15,720          42,120              *
John E. Gorman.........................        49,000            --            11,400          60,400            1.31
Alvin J. Gottlieb......................       105,600            --             6,240         111,840            2.43
James M. Guyette.......................        12,000            --            15,720          27,720              *
Richard C. Jensen......................         5,723(8)         --                --           5,723              *
Philip M. Kayman.......................        12,800            --            15,720          28,520              *
William R. Langley.....................        89,600            --            71,240         160,840            3.45%
Thomas F. Meagher......................        17,000            --             9,480          26,480              *
William J. Podl........................        25,556            --                --          25,556              *
Caren L. Reed..........................            --         9,600(9)          7,040          16,640              *
Michael B. Susman......................        25,400            --            15,720          41,120              *
                                            ---------      --------           -------       ---------  --------------
 Total Directors (16 persons)                 931,883        49,400           330,016       1,311,299           26.65%

Non-director Named Executive Officers
---------------------------------------
Gary S. Collins........................        18,780(10)    10,400(3)         31,616          60,796            1.32
M. Gail Fitzgerald.....................        10,400(11)     6,800(12)        12,000          29,200              *
Hugh H. McLean.........................        46,728         7,800(12)        16,000          70,528            1.53
                                            ---------      --------           -------       ---------           -----
 Total Directors and Named
 Executive Officers (19 persons).......     1,007,791        74,400           389,632       1,471,823           29.55%
                                            =========      ========           =======       =========           =====

______________
*  Less than 1%
** Denotes person who serves as a Director who is also a named executive officer.

(1) Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(2) Includes 72,720 shares which have been pledged as collateral to secure a loan from the Company to Mr. Mandell. See "Transactions with Certain Related Person." Also, includes 23,600 shares held by Mr. Mandell's spouse. Mr. Mandell's business address is c/o The PrivateBank and Trust Company, Ten North Dearborn, Chicago, Illinois 60602.
(3) Shares vest at various dates between 2001 and 2004, and are subject to forfeiture until such time as they vest.
(4)  Includes 400 shares held by Mr. Roubitchek's children.
(5)  Includes 10,364 shares held by Mr. Beal's spouse and children.
(6) Includes 14,000 shares held by Mr. Castellano's children and 10,000 shares held by WMC Investment Ltd. Partnership.
(7) Includes 800 shares held by Mr. Coleman's spouse and 3,200 shares held by the Robert F. Coleman & Associates Retirement Savings Plan of which Mr. Coleman is a participant.
(8)  Represents shares held by Mr. Jensen's spouse.
(9) Shares vest at various dates between 2001 and 2002, and are subject to forfeiture until such time as they vest.
(10) Includes 4,420 shares held by Mr. Collins' spouse.
(11) Includes 2,400 shares held by Ms. Fitzgerald's spouse.
(12) Shares vest at various dates between 2002 and 2004, and are subject to forfeiture until such time as they vest.

Board Committees

     Members of the Company's Board of Directors have been appointed to serve on various committees of the Board. The Board of Directors currently has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Planning Committee. The Company has not designated a nominating committee. The entire Board of Directors acts to nominate persons for election as directors.

     Compensation Committee. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company's officers, including the Chief Executive Officer; recommending and approving stock option grants and restricted stock awards to management; reviewing and recommending non-cash compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The members of the Compensation Committee are Messrs. Guyette (Chairman), Castellano, Meagher and Susman and Mrs. Borwell.

     Audit Committee. The Audit Committee reports to the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Audit Committee has general responsibility for oversight of financial controls, as well as the Company's accounting, regulatory and audit activities, and annually reviews the qualifications of the independent auditors. The Audit Committee is composed entirely of outside directors who are not now officers of the Company. The members of the Audit Committee are Messrs. Coleman (Chairman), Beal, Gorman, Guyette, Langley and Podl.

     Planning Committee. The Planning Committee is responsible for studying strategic issues prior to submission to the entire Board of Directors for approval. The Planning Committee consists of Messrs. Mandell (Chairman), Castellano, Coleman, Gorman, Guyette and Langley.

     During 1999, the Board of Directors met monthly. In addition, the Compensation Committee met three times and the Audit Committee met four times. The Planning Committee did not meet in 1999. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and committees on which such director served during fiscal year 1999, with the exception of Messrs. Gottlieb and Guyette.

Board of Directors' Compensation

     In addition to stock options, non-employee members of the Board of Directors receive fees of $200 for each Board meeting attended. The directors also receive $100 per meeting for attendance at meetings of any committees of the Board on which they serve. Those directors who serve on the board of PrivateBank are also entitled to the same meeting fees. During 1999, the Boards of Directors of each of the Company and PrivateBank met monthly. Total Board and committee meeting fees paid in 1999 were $55,500. In March 1999, the Board granted each non-employee director of the Company who also served as a director of PrivateBank an option to purchase 3,000 shares of common stock at the initial public offering price of $18.00.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes the compensation paid by the Company and it subsidiary to the Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers") who served as such during 1998 and 1999.

                                              Summary Compensation Table
                        -----------------------------------------------------------------------------------------------
                                                                                   Long-Term
                                                                                  Compensation
                                        Annual Compensation                          Awards
                              ---------------------------------------   --------------------------------
                                                         Other Annual                       Securities       All Other
Name and                                                 Compensation    Restricted         Underlying         Comp-
Principal Position      Year  Salary ($)  Bonus ($) (1)     ($) (2)     Stock ($) (3)     Options (#) (4)  ensation ($)
----------------------  ----  ---------   ------------   ------------   ------------      --------------   ------------
Ralph B. Mandell......  1999    230,000        200,000         19,871         90,000(5)            6,000         59,034(6)
Chairman, President     1998    210,000        125,000         18,845         77,000(7)            6,400         34,723(6)
 and CEO

Donald A. Roubitchek..  1999    145,000         75,000          2,155         43,200(8)            4,000          3,200(9)
Secretary/Treasurer     1998    138,000         40,000          1,776         22,000(10)           6,400          3,200(9)
 and CFO

Caren L. Reed.........  1999    153,000         70,000         15,866             --                  --          3,200(9)
Vice Chairman and       1998    146,000         56,000         14,795             --               4,800          3,200(9)
 Former President

Hugh H. McLean........  1999    130,000         60,000         12,725         54,000(11)           4,000          3,200(9)
Managing Director       1998    115,000         46,000         11,756         22,000(10)           5,600          3,005(9)

Gary S. Collins.......  1999    120,000         57,000         10,210         43,200(8)            4,000          3,200(9)
Managing Director       1998    112,000         45,000          9,429         22,000(10)           5,600          2,749(9)

M. Gail Fitzgerald....  1999    118,000         50,000          3,504         36,000(12)           4,000          3,200(9)
Managing Director       1998    112,000         41,000          3,206         22,000(10)           5,600          3,067(9)

______________

(1) Bonuses for 1999 and 1998 were determined in December of the respective years and paid in the following January.
(2) Represents automobile allowances, life insurance premiums and club membership dues paid by the Company.
(3) Reflects restricted stock awards under the Company's Stock Incentive Plan. The Company has paid regular dividends on all shares of restricted stock outstanding. These shares of restricted stock are subject to forfeiture until the fifth anniversary of the grant date. The number and value of the aggregate restricted stock holdings of each of the above named persons as of December 31, 1999, based on the closing price of $13.375 for the Company's common stock on that date, were as follows: Mr. Mandell -- 26,600 shares, $355,775; Mr. Roubitchek -- 13,200 shares, $176,550; Mr. Reed --
     9,600 shares, $128,400; Mr. McLean -- 7,800 shares, $104,325; Mr.
     Collins -- 10,400 shares, $139,100; and Ms. Fitzgerald -- 6,800 shares, $90,950.
(4) Options to purchase shares of common stock granted in 1999 have an exercise price of $18.00 and vest over a four year period; options granted in 1998 have an exercise price of $17.1875 (representing 125% of fair market value at the date of grant). The options granted in 1998 vest at the end of five years; however, these options may vest before the fifth anniversary subject to performance-based acceleration terms providing for complete vesting upon the third or fourth anniversary of their grant date if the cumulative annualized growth rate of the fair market value of the common stock (including dividends paid) equals at least 15% as of such anniversary date.
(5) Represents an award of 5,000 shares of restricted stock at a value of $18.00 per share.
(6) Represents (a) matching contributions to the Company's 401(k) Plan, and (b) dollar value-benefit of accrued imputed interest (assuming full forgiveness of cumulative accrued interest) relating to a loan from the Company in connection with Mr. Mandell's 1998 stock purchase transaction. See "Transactions with Certain Related Persons."
(7) Represents an award of 5,600 shares of restricted stock at a value of $13.75 per share.
(8) Represents an award of 2,400 shares of restricted stock at a value of $18.00 per share.
(9) Represents matching contributions to the Company's 401(k) plan made by the Company for the benefit of the executive officer.
(10) Represents an award of 1,600 shares of restricted stock at a value of $13.75 per share.
(11) Represents an award of 3,000 shares of restricted stock at a value of $18.00 per share.
(12) Represents an award of 2,000 shares of restricted stock at a value of $18.00 per share.

Option Grants in Last Fiscal Year

     The table below summarizes certain information about the options to purchase the Company's common stock which were granted in 1999 by the Company for each Named Executive Officer. All options granted have a per share exercise price equal to the initial public offering price of the Company's common stock, which was $18.00 per share.

                       Option Grants in Last Fiscal Year

                                                                            Potential Realizable
                                                                              Value at Assumed
                                    % of Total                                Annual Rates of
                        Number of     Options                                   Stock Price
                          Shares    Granted to                                  Appreciation
                        Underlying   Employees   Exercise or                  for Option Term
                         Options     in Fiscal    Base Price   Expiration  ----------------------
Name                     Granted       Year        ($/Sh)         Date          5%        10%
----------------------  ----------  ----------   -----------   ----------    -------    --------
Ralph B. Mandell......       6,000        8.63%        18.00     03/24/09    $67,921    $172,124
Donald A. Roubitchek..       4,000        5.75         18.00     03/24/09     45,280     114,749
Caren L. Reed.........          --          --            --           --         --          --
Gary S. Collins.......       4,000        5.75         18.00     03/24/09     45,280     114,749
M. Gail Fitzgerald....       4,000        5.75         18.00     03/24/09     45,280     114,749
Hugh H. McLean........       4,000        5.75         18.00     03/24/09     45,280     114,749

Aggregated Option Exercises and Year-End Values

     The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding options and the value of such options that were unexercised at December 31, 1999. No options were exercised by the Named Executive Officers during 1999.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                          Number of          Value of Unexercised
                                                    Securities Underlying        in-the-Money
                                                         Unexercised              Options at
                                                         Options at        December 31, 1999 ($)(2)
                                                    December 31, 1999 (#)  ------------------------
                           Shares                   ---------------------
                        Acquired on      Value          Exercisable/             Exercisable/
Name                    Exercise (#)  Realized ($)   Unexercisable (1)        Unexercisable (1)
----------------------  ------------  ------------  ---------------------  ------------------------
Ralph B. Mandell......           --            --           75,840/12,400                489,860/--
Donald A. Roubitchek..           --            --           38,736/10,400                248,354/--
Caren L. Reed.........           --            --           7,040 / 4,800                 45,160/--
Gary S. Collins.......           --            --           31,616/ 9,600                203,064/--
M. Gail Fitzgerald....           --            --           12,000/13,600                 48,000/--
Hugh H. McLean........           --            --           16,000/ 9,600                 64,000/--

______________
(1) The numbers and amounts in the above table represent shares of common stock subject to options granted by the Company that were unexercised as of December 31, 1999.

(2) The fair market value of the Company's common stock at December 31, 1999 was $13.375 per share.

Employment Agreements

     The Company entered into employment agreements, as of July 1, 1999, with Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer, and Donald A. Roubitchek, the Company's Chief Financial Officer. Under the provisions of his agreement, which has a term of two years, Mr. Mandell is entitled to a minimum annual base salary of $230,000. Mr. Roubitchek's agreement has a term of one year and provides for a minimum annual base salary of $145,000. Both Mr. Mandell and Mr. Roubitchek may receive discretionary bonuses to the extent determined by the Board of Directors and are entitled to participate in benefit plans and other fringe benefits available to the Company's managing directors.

     Under each agreement, the executive officer's employment may be terminated by the Company at any time for "cause," as defined in the agreements, in which case, or if the executive resigns from the Company without "good reason," the agreement immediately terminates, and the officer would be entitled only to unpaid benefits accrued during the term of his employment. If the executive chooses to resign with good reason, or the Company chooses to terminate his employment without cause, the officer is also entitled to receive severance in the amount equal to 18 months of his then current base annual salary for Mr. Mandell and 12 months for Mr. Roubitchek, plus a pro rata bonus for the year of termination based on the prior year's bonus amount, if any. The agreements also provide for death benefits equal to six months of then current annual base salary.

     In the event that Mr. Mandell is terminated after a change in control of the Company, he will be entitled to a lump sum payment equal to three times the sum of (1) his annual base salary; (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years; and (3) the sum of the contributions that would have been made by the Company under any benefit plan and the annual value of any other executive perquisites. Mr. Roubitchek will be entitled to a lump sum payment equal to twice the sum of these amounts for him. The agreements entitle the executives to receive gross up payments to cover any federal excise taxes payable by them in the event the change in control benefits are deemed to constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. A change in control is defined under the agreements as an occurrence of any one of the following events as determined by the Board:

     . if any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, becomes the beneficial owner of 10% or more of the total voting power of the Company's then outstanding voting capital stock; provided, however, that if that person becomes a beneficial owner of 10% or more of the Company's voting capital stock as a result of an acquisition of stock directly from the Company, or a decrease in the number of outstanding shares due to a repurchase of shares by the Company, it shall not be considered a change in control;

     . if during any period of two consecutive years, those individuals who at the beginning of the period constitute the Board of Directors cease to make up a majority of the Board;

     . the consummation of a reorganization, merger or consolidation of the Company, or the sale of all or substantially all of its assets; provided, that so long as more than 50% of the voting stock of the successor entity is held by stockholders who had been beneficial owners of the Company's stock immediately before the transaction, and at least a majority of the board of the successor entity is made up of members of the Company's Board, the merger or sale shall not be considered a change in control; and

     . the approval by the Company's stockholders of a plan of complete liquidation or dissolution.

     The agreements also contain non-compete provisions, which prohibit the executive from soliciting, either for his own account or for the benefit of any entity located within a 25 mile radius of the Company or any of its subsidiaries, any of its clients or employees. These non-compete provisions remain in effect for a period of one year after the termination of employment. The non-compete provisions do not apply in the event of a change in control.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     The Compensation Committee ("Committee") is comprised entirely of non-management directors. Among the Committee's duties are the responsibility for review and approval of the compensation and benefit programs for the chief executive officer and other senior executives. The Committee also advises and assists management in formulating policies regarding compensation.

Objectives

     Under the direction of the Committee, the Company's compensation policies are designed to align the interests of the executives with those of the stockholders. The goal of the policies is to improve profitability and long term stockholder value by rewarding the executives based on criteria set for personal and corporate performance. The compensation program and policies are also designed to aid in the attraction, development and retention of key personnel.

     The Committee uses third-party consultants and compensation surveys to help construct and maintain a competitive compensation program. Consultants are chosen based on their experience in compensation matters and their experience in the financial services industry. The consultants use information from various sources, such as proxy statements from publicly held companies and their own compensation surveys, to construct a peer group of companies to which the Company's compensation programs are compared. The peer group is comprised of financial services companies of similar size and selected other companies which have experienced rapid growth similar to that of the Company.

Performance Criteria

     The Committee uses a combination of base salary, cash incentive compensation and equity-based compensation as its total compensation package. Corporate and individual performance goals are set when the annual profit plan is approved. The annual profit plan establishes the performance benchmark for both earnings and asset growth.

     The chief executive officer's performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria. Objective criteria include the achievement of net income and earnings per share targets and growth in assets, loans and trust assets under administration. Subjective criteria include leadership, planning and execution of strategic initiatives.

     The performance goals of the other senior executives are set by the chief executive officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer. Individual performance goals are based upon a combination of personal objective and subjective performance criteria.

Base Salary

     In considering annual base salary increases, the Committee in conjunction with the chief executive officer reviews the performance of each of its senior executives individually. The Committee compares base salary data with information obtained from third party consultants and compensation surveys. Base salary levels are targeted to be at or slightly below mid-points of comparable executive compensation at companies in the Company's peer group as determined by the Committee. This peer group consists of a smaller number of companies than comprise the peer group index included in the stock performance graph below. The Committee feels that a significant portion of total compensation should be at risk. The Committee recognizes that it is difficult to make exact comparisons as specific talents and responsibilities of each senior executive make his position unique. In general, competitive trends of the industry and in the Company's peer group are followed. In December of each year, the Committee approves annual base salaries for the executive officers for the following year.

Cash Incentive Compensation

     Cash incentive compensation is based on individual performance versus personal and corporate goals. When performance goals are set, the Committee assigns a percentage of the salary of the chief executive officer as his target annual cash incentive compensation award. The chief executive officer recommends target percentages for each of the other senior executives which are reviewed and approved by the Committee. These target percentages may be slightly above those set by peer companies as identified by third party consultants and compensation surveys. This is consistent with the Committee's "at risk" compensation philosophy.

     In December of each year, the Committee approves annual cash incentive compensation awards, assuming projected corporate and individual performance levels are met, which are payable in January of the following year. Also in December of each year, target cash incentive compensation percentages are set for the following year.

Equity-Based Compensation

     All senior executives are participants in the Company's Stock Incentive Plan. At its discretion, the Committee grants awards consisting of stock options, restricted stock, or a combination of both, to the chief executive officer. The chief executive officer recommends awards for the other senior executives to the Committee for approval. These awards are based on past performance and the expectation that each executive officer's future performance will positively impact stockholder value. The Committee believes that by using equity-based compensation for its executive officers in addition to base salary and cash incentive compensation awards, the interests of management are best aligned with the interests of the Company's stockholders.

     Under the terms of the Stock Incentive Plan, awards may be given in the form of stock options, restricted stock, or a combination of both. In the past, the Committee has granted both types of awards. In 1992, certain executive officers were granted non-qualified stock options as replacement for a portion of compensation forfeited in that year. Since then, all stock options granted to executive officers have been in the form of incentive stock options, and except in 1998, have been granted at the then current market price of the Company's common stock with a ten year life and four year vesting schedule. In 1998, the Committee granted incentive stock options as "premium priced options" at 125% of market value with five year cliff vesting. Vesting on these options may be accelerated if total return exceeds certain hurdles over a certain period of time. Restricted stock awards have been granted with five year cliff vesting.

Compensation of Chief Executive Officer

     The Committee reviews the performance of Mr. Ralph B. Mandell, the Company's chief executive officer, by evaluating the achievement of corporate and personal objectives. The Committee considered the effect of significant corporate developments and initiatives in evaluating overall corporate performance in 1999. Factors which influenced the Committee's evaluation of performance for 1999 included: growth in earnings per share in 1999 after certain acquisition-related charges and start-up costs, over 1998 earnings per share, of 24%; growth in assets, loans and trust assets under administration at December 31, 1999 versus December 31, 1998, of 25%, 41% and 19%, respectively; successful completion of an initial public offering of the Company's common stock; acquisition of Towne Square Financial Corporation and the development of a banking office in St. Charles, Illinois (opened in January, 2000); successful negotiation of the transaction to acquire Johnson Bank Illinois, with banking offices in Lake Forest and Winnetka, Illinois (transaction closed in February,
2000); and establishment of a loan production office in St. Louis, Missouri, and application for a St. Louis banking charter with the Office of Thrift Supervision.

     For 1999, Mr. Mandell received base salary of $230,000, a cash bonus of $200,000 (paid in January 2000), 6,000 incentive stock options, and 5,000 shares of restricted stock.

     Under the terms of a 1998 stock purchase agreement, Mr. Mandell borrowed $949,740 from the Company to purchase Company stock. Interest on his note is forgiven in stages over a five year period dependent upon Mr. Mandell's continued employment until May 28, 2003. Imputed income on the note for 1999 was $55,834.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation for officers of public companies. Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to a company's chief executive officer and each of the next four most highly compensated executive officers. In 1999, neither the chief executive officer nor any of the next four highly compensated executive officers were compensated in excess of $1,000,000, and the Committee does not currently anticipate that the Company will be affected by the limits of Section 162(m).

     This report is submitted by the Compensation Committee.

                                       James M. Guyette (Chairman)
                                       Naomi T. Borwell
                                       William A. Castellano
                                       Thomas F. Meagher
                                       Michael B. Susman

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the common stock of the Company for the period beginning June 30, 1999 and ending December 31, 1999, with the cumulative total return on the Russell 2000 Index and a peer group index, the CRSP Index for Nasdaq Bank Stocks, over the same period, assuming the investment of $100 in the Company's common stock, the Russell 2000 Index and the CRSP Index for Nasdaq Bank Stocks on June 30, 1999, and the reinvestment of all dividends.

                              [PERFORMANCE GRAPH]


                         06/30/99   7/31/99   8/31/99   09/30/99   10/31/99   11/30/99   12/31/99
                        ---------  --------  --------  ---------  ---------  ---------  ---------

PrivateBancorp, Inc.... $  100.00  $  83.93  $  77.38  $   84.52  $   76.79  $   73.21  $   63.81

Russell 2000 Index.....    100.00     97.20     93.56      91.10      98.38      96.96      93.44

CRSP Index for
Nasdaq Bank Stocks.....    100.00     97.17     93.47      93.36      93.65      99.12     110.18

             SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and certain executive officers and certain other beneficial owners of the Company's common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission and the Nasdaq National Market. To the best of the Company's knowledge, based solely on copies of such reports received by it, the Company believes that for 1999 all required filings were timely filed by each of its directors and executive officers.


                   TRANSACTIONS WITH CERTAIN RELATED PERSONS

     Some of the Company's executive officers and directors are, and have been during the preceding three years, clients of PrivateBank, and some of the Company's executive officers and directors are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, clients of PrivateBank. As such clients, they have had transactions in the ordinary course of business of PrivateBank, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented any other unfavorable features. At December 31, 1999, the Company had an aggregate of $15,886,192 in loans outstanding to certain directors and executive officers of the Company and their business interests and to certain executive officers of PrivateBank.

     In May 1998, Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer, purchased 72,720 shares of newly issued common stock at $13.75 per share from the Company. The purpose of the transaction was to enhance Mr. Mandell's interest in the long-term performance of the Company and further align his interests with those of the Company's stockholders. As part of the transaction, the Company loaned Mr. Mandell approximately 95% of the purchase price on a full recourse basis. The loan matures in five years but becomes payable prior to the fifth year in the event Mr. Mandell sells any of the 72,720 shares or Mr. Mandell's employment is terminated. Interest accrues at 5.69% per annum, compounded annually (the applicable Federal rate), on the principal amount of the loan; however, provided Mr. Mandell does not sell any of the shares purchased and remains in the Company's employ, 25% of the accumulated interest on the loan will be forgiven on the loan's second anniversary, 50% of the accumulated interest on the loan will be forgiven on its third anniversary, 75% of the accumulated interest on the loan will be forgiven on its fourth anniversary, and 100% of the accumulated interest on the loan will be forgiven on the loan's fifth anniversary. Mr. Mandell pledged all of the shares of common stock purchased in the transaction as collateral for the loan he received from the Company, but he is entitled to vote, and receive dividends on, the shares.

     In connection with Company's acquisition of Towne Square Financial Corporation in August 1999, William J. Podl, who subsequently became a director of the Company, received 15,278 shares of common stock of the Company as consideration for his 16.667% ownership interest of Towne Square Financial Corporation. Mr. Podl is currently a 16.667% owner of Towne Square Realty, LLC, from which PrivateBank leases approximately 6,700 square feet in a building located in St. Charles, IL. This lease became effective August 1, 1999. In 1999, the Company paid rent in the amount of $44,500 to Towne Square Realty, LLC under such lease.

     During 1999, the Company incurred professional fees for services provided by the law firm of Spitzer, Addis, Susman & Krull. Michael B. Susman, who is one of the Company's directors, is a partner of that firm.

PROPOSAL 2. APPROVAL OF AN AMENDMENT OF THE PRIVATEBANCORP, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

     On March 23, 2000, the Board of Directors adopted certain amendments to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan ("Plan") and further amended and restated the Plan, subject to stockholder approval. The amendments will (1) increase the number of shares of common stock authorized to be issued under the Plan by 225,000 shares; (2) make non-employee directors eligible participants under the Plan; (3) permit shares subject to awards under the Plan, but which have not been issued upon the exercise, cancellation or forfeiture of such awards, to be available for future awards; and (4) make certain other amendments, all as more fully set forth in the Plan.

     Approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as present and entitled to vote and have the effect of voting against Proposal 2. Broker non-votes will not be counted as present and entitled to vote and have no effect on the vote on Proposal 2.

     The following description of the Plan sets forth the material terms of the Plan, as amended; however, it is a summary, and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached to this proxy statement as Appendix A.

Purpose

     The Plan is intended to provide long-term incentive in the form of stock ownership to those executives and key employees of the Company or of one of its subsidiaries who, in the opinion of the Compensation Committee, are largely responsible for the continued growth and financial success of the Company or its subsidiaries. As proposed to be amended, the Plan is also intended to promote stock ownership of non-employee directors of the Company in order to align their economic interests with those of stockholders.

Eligibility

     Participation in the Plan is limited to those executives and key employees of the Company and its subsidiaries who, in the opinion of the Compensation Committee, are in positions in which their decisions, actions and counsel have significant impact upon the growth and financial success of the Company. Non-employees directors are also eligible to participate in the Plan.

Authorization

     Prior to the proposed amendment, the Plan permitted awards to be granted with respect to a maximum of 673,023 shares. Of these shares, 187,616 shares have already been issued with respect to exercised options or restricted stock awards and 434,668 shares are subject to outstanding options of which options to purchase 292,488 shares were currently exercisable as of December 31, 1999. The total amount of restricted stock awarded but not yet vested is 101,600 shares. As of January 1, 2000, 50,739 shares remained available for grant under the Plan. Approval by stockholders of the Plan will increase the number of shares then available for award under the Plan to 275,739 shares.

     The shares of common stock subject to award under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose. In addition, shares previously awarded under the Plan are available for issuance under future awards, provided that such shares have not been previously issued upon the exercise, cancellation or forfeiture of such awards.

Administration

     The Plan is administered by the Compensation Committee. The Committee has full and final authority in its discretion to conclusively construe and interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the individuals to whom awards will be granted, including the grant of stock options to non-employee members of the Company's Board of Directors; to determine the amount, size and terms of such awards; to determine the time when awards will be granted; and to make all other determinations necessary or advisable for the administration of the Plan.

Awards

     The following types of awards may be granted under the Plan:

     Stock Options. Stock options may be granted in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code"), stock options not meeting such Code definition ("nonqualified stock options"), or a combination thereof; provided, that during any calendar year, no participant may be granted options covering more than 100,000 shares, and the aggregate "fair value" (as defined below) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year may not exceed $100,000. The exercise period for any stock option will be determined by the Committee.

     The price to be paid for shares upon the exercise of each option pursuant to the Plan may not be less than the "fair value" of such shares on the date on which the option is granted, as determined by the Committee. "Fair Value" for purposes of the Plan means the value of the shares as determined by the Committee, based upon (i) if the shares are traded on a national stock exchange or quoted on the Nasdaq National Market, the average of the high and low sales prices of the shares as listed in The Wall Street Journal for a given date, (ii) an appraisal or similar advice of a financial advisor of recognized industry standing, or (iii) a decision of the full Board. The exercise price of any incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries may not be less than 110% of the fair market value of the Shares on the grant date.

     Restricted Stock. Restricted stock may also be awarded under the Plan. Restricted stock are shares of common stock that may not be sold, transferred or otherwise disposed of during a restricted period after the grant or other circumstances, which may include the attainment of certain performance goals, as determined by the Committee. Restricted stock may be voted by the recipient. Dividends or other distributions on the Restricted Stock are payable in cash or additional restricted shares. A recipient of restricted stock will attain unrestricted ownership status upon satisfaction of the conditions specified by the Committee at the time of the award.

Adjustments

     In the event of any change to the outstanding shares of stock of the Company by reason of stock dividend or distribution, recapitalization, merger or consolidation, the Compensation Committee will adjust the number of shares of stock which may be issued under the Plan and will provide for an equitable adjustment of any outstanding options or restricted stock grants.

Amendments and Termination

     The Board of Directors may amend or terminate the Plan at any time; provided, however, that without the consent of the participant, no such amendment or termination shall adversely affect such participant's rights under any option or other award previously granted. In addition, any amendment which would increase the number of shares of common stock for which awards may be awarded or which would change the class of persons eligible to receive awards must be approved by the stockholders of the Company.

Federal Income Tax Consequences

     The following discussion summarizes the federal income tax consequences to participants who may receive grants of awards under the Plan. The discussion is based upon interpretations of the Code in effect as of January 1, 2000, and the regulations promulgated thereunder as of such date.

     Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option under the Plan. Upon the exercise of a nonqualified option, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share on the date of such exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation taxable as ordinary income upon the participant's exercise of the option and (b) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year after the date of exercise.

     The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

     Incentive Stock Options. No taxable income is realized by the participant pursuant to the grant or the exercise of an incentive stock option under the Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant upon exercise, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

     If the shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-exercise holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and
(b) the Company will be entitled to a tax deduction for such amount. Any further gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     Restricted Stock. A participant who is awarded restricted stock will not recognize income for federal income tax purposes at the time of the award unless he/she files an immediate taxation election pursuant to Section 83(b) of the Code within thirty days after the date of the award. Rather, absent a Section 83(b) election, the participant will realize ordinary income at the end of the restricted period, at which time the restricted stock will become transferable and fully vested. In the event an immediate taxation election is made under
Section 83(b) within thirty days after the date of award, the participant will realize ordinary income for the participant's taxable year in which the election is made.

     The amount of ordinary income realized (as of the earlier of the date the restricted period ends or the date of the Section 83(b) election) will equal the stock's fair market value as of such date. In general, the Company will be entitled to a compensation deduction at the time the participant realizes income equal to the amount taken into income by the participant.

Performance Goals and Maximum Awards

     Section 162(m) disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Covered Employees"). Under Section 162(m), compensation that qualifies as "other performance-based compensation" is not subject to the $1,000,000 limit. In general, compensation attributable to stock options granted under the Plan will qualify as performance-based compensation. One of the conditions necessary to qualify restricted stock awards as "other performance-based compensation" is that the material terms of the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid.

     The Committee may, from time to time, establish performance criteria with respect to an award of restricted stock. Such criteria and objectives may include, but are not limited to, return on assets, return on equity, growth in net earnings, growth in earnings per share, asset growth, deposit growth, loan growth, asset quality levels, growth in the "fair value" of the stock, or any combination of the foregoing or any other criteria and objectives determined by the Committee.

     At the end of each performance period for an award, the Committee will certify the level of any applicable performance goals attained and the amount of restricted stock earned. The Committee may, in its sole discretion, adjust the determination of the degree of attainment of the preestablished performance goals; provided, that in the case of participants who are Covered Employees, any such adjustment may not be to increase the amount of restricted stock earned. Deductions by the Company for compensation amounts under the Plan are not expected to be limited by Section 162(m) of the Code.

Plan Benefits

     The following table provides certain information with respect to all awards which have been made under the Plan to specific individuals and groups of individuals, specifying the amounts granted to Named Executive Officers individually, all current directors who are not executive officers as a group, all director nominees individually, all current executive officers as a group and all employees, including current officers who are not executive officers, as a group.

                                 PLAN BENEFITS

                                                            Stock      Restricted
 Name and Position                                       Options (1)   Shares (1)
 -----------------                                       ------------  -----------
Ralph B. Mandell.......................................        88,240       26,600
  Chairman, President and Chief Executive Officer

Donald A. Roubitchek...................................        49,136       13,200
  Secretary, Treasurer, Chief Financial Officer and
    Director Nominee

Hugh H. McLean.........................................        25,600        7,800
  Managing Director

M. Gail Fitzgerald.....................................        25,600        6,800
  Managing Director

Gary S. Collins........................................        41,216       10,400
  Managing Director

All Current Executive Officers as a Group (5 persons)..       229,792       64,800

Caren L. Reed..........................................        11,840        9,600
  Director Nominee

Donald L. Beal.........................................        15,720           --
  Director Nominee

John E. Gorman.........................................        11,400           --
  Director Nominee

Michael G. Susman......................................        15,720           --
  Director Nominee

  All Current Non-Executive Directors
    as a Group (14 persons)............................       220,240        9,600

Non-Executive Officer Employees as a Group.............       252,012       27,200

------------
(1) Includes all awards to each specified individual or group of individuals outstanding under the Plan as of April 12, 2000.


           THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR
                       APPROVAL OF THE AMENDMENT TO THE
                  AMENDED AND RESTATED STOCK INCENTIVE PLAN.

                   AMENDED AND RESTATED STOCK INCENTIVE PLAN.
        PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 2000. At the meeting, stockholders will vote on ratification of this selection of Arthur Andersen LLP.

     One or more representatives of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders at the meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE
                   APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
                      INDEPENDENT AUDITORS OF THE COMPANY.


                             STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy and form of proxy relating to the 2001 Annual Meeting of Stockholders, a stockholder's proposal must be received prior to December 16, 2000, by the Secretary of the Company at the Company's executive offices at Ten North Dearborn, Chicago, Illinois 60602. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.


                    NOTICE OF BUSINESS TO BE CONDUCTED AT AN
                        ANNUAL MEETING OF STOCKHOLDERS

     Pursuant to the Company's By-laws, the only business that may be conducted at an annual meeting of stockholders is business brought by or at the direction of the Board of Directors and proper matters submitted in advance by a stockholder. The By-laws of the Company set forth the advance notice procedures for a stockholder to properly bring business before an annual meeting. To be timely, a stockholder must give the required information to the Secretary of the Company not less than 120 days prior to the annual meeting date. If the 2001 annual meeting is held on April 26, 2001, the date contemplated under the existing By-laws, the deadline for advance notice by a stockholder would be December 27, 2000. In the event the Company publicly announces or discloses that the date of the 2001 Annual Meeting of Stockholders is to be held on any other date, notice by the stockholder will be timely if received not later than 120 days prior to the meeting date or, if later, the close of business on the tenth (10th) day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made.

     The advance notice by a stockholder must include the name and address of the stockholder proposing the business, a brief description of the proposed business, the number of shares of stock of the Corporation which the stockholder beneficially owns and any material interest of the stockholder in such business. In the case of nomination to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including any matters raised outside of the procedures of Rule 14a-8 under the Securities Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

           OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no other matter which will be presented for consideration at the meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters, to the extent legally permissible, in accordance with their best judgment.

     Whether or not you intend to be present at the meeting, you are urged to return your proxy card promptly. If you are a record holder and are present at the meeting and wish to vote your shares in person, your proxy may be revoked by voting at the meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    DONALD A. ROUBITCHEK
                                    Donald A. Roubitchek
                                    Secretary

                                                                      APPENDIX A

                              PRIVATEBANCORP, INC.
                              --------------------

                   AMENDED AND RESTATED STOCK INCENTIVE PLAN
                   -----------------------------------------

     1. Purpose. The purpose of this PrivateBancorp, Inc. Stock Incentive Plan, as amended and restated (the "Plan"), is to provide long-term incentive in the form of stock ownership to those executives and key employees of PrivateBancorp, Inc. (the "Company") or of one of its subsidiaries, including The PrivateBank and Trust Company (the "Bank"), who, in the opinion of the Committee, are largely responsible for the continued growth and financial success of the Company or the Bank. The Plan also provides long-term incentive in the form of stock ownership to non-employee directors of the Company who are also directors of the Bank ("Non-Employee Directors").

     2. Effective Date. This Plan, as amended and restated by the Board of Directors, is effective as of March 23, 2000, subject to approval of the Plan by the stockholders of the Company at the 2000 Annual Meeting of Stockholders. Awards may be granted hereunder on or after the effective date.

     3. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have full and final authority in its discretion to conclusively construe and interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the individuals to whom awards shall be granted under the Plan; to determine the amount, size and terms of such awards; to determine the time when awards will be granted; and to make all other determinations necessary or advisable for the administration of this Plan. To the extent deemed necessary or advisable for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the Board may act as the Committee hereunder.

     4. Shares Subject to the Plan. The aggregate number of shares of common stock, without par value, of the Company ("Stock") which may be issued pursuant to this Plan shall not exceed 898,023 shares of Stock (including 86,016 shares issued with respect to Options exercised prior to January 1, 2000 and 101,600 shares of Restricted Stock earned prior to that date), which number shall be adjusted under the provisions of Paragraph 15; the aggregate number of shares of Stock which may be issued with respect to Incentive Stock Options (as defined in Paragraph 8) pursuant to this Plan shall not exceed 796,423 shares of Stock (including 86,016 shares issued with respect to Incentive Stock Options exercised prior to January 1, 2000), which number shall be adjusted under the provisions of Paragraph 15. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. If, and to the extent (a) an Option shall expire or terminate for any reason without having been exercised in full (including, without limitation, cancellation), or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Stock related to the Option are not issued to the Participant (or beneficiary), including as the result of the use of shares for withholding taxes, the shares of Stock subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available for issuance under the Plan; provided, however, that with respect to a share-for-share exercise, only the net shares issued shall be deemed to have become outstanding as a result thereof, or
(b) Restricted Stock under the Plan is forfeited for any reason, or settled in cash in lieu of Stock or in a manner such that some or all of the shares of Stock related to the award are not issued to the Participant (or beneficiary), such shares of Stock shall (unless the Plan shall have terminated) become available for issuance under the Plan.

     5. Participants. Persons eligible to participate (the "Participants") shall be limited to those executives and employees of the Company or one of its subsidiaries, including the Bank, who, in the opinion of the Committee, are in positions in which their decisions, actions, and counsel have significant impact upon the growth and financial success of the Company. Non-Employee Directors shall also be eligible to participate.

     6. Awards Under the Plan. Awards under the Plan shall be in the form of stock options ("Options"), as more fully described in Paragraph 7 and Paragraph 8, or restricted stock ("Restricted Stock"), as more fully described in Paragraph 9. The maximum aggregate number of shares that may be subject to awards granted under the Plan to any one individual in any given calendar year shall not exceed 100,000 shares, which number shall be adjusted under the provisions of Paragraph 15.

     7. Options. Each Option shall be evidenced by a Stock Option Agreement (an "Agreement") in such form as the Committee shall approve from time to time, which Agreement shall, among such other provisions approved by the Committee, incorporate therein by reference all of the terms and provisions of the Plan and contain in substance the following terms and conditions:

          (a) Option Price. The Agreement shall state the purchase price per share of Stock deliverable upon the exercise of an Option, which price shall not be less than the Fair Value of the Stock on the day the Option is granted.
"Fair Value" for purposes of this Plan shall mean the value of such Stock as determined by the Committee, based upon (i) an appraisal or similar advice of a financial advisor of recognized industry standing, (ii) if the Stock is listed on a national stock exchange or traded on the Nasdaq National Market, the average of the high and low sale prices of the Stock as quoted by The Wall Street Journal for a given date (or, if no trades were reported for such date, the first date immediately preceding such date on which trades were reported), or (iii) a decision of the full Board of Directors of the Company based upon evidence deemed reasonably conclusive by the Board.

          (b) Exercise of Option. The Agreement shall state the period or periods of time, as may be determined by the Committee, within which the Option may be exercised by the Participant, in whole or in part, provided that the Option may not be exercised later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms under such circumstances and upon such terms and conditions as it deems appropriate.

          (c) Payment for Shares. The Agreement shall state that Stock purchased pursuant to the Option shall be paid for in full at the time of exercise in cash; provided, however, that the Committee may permit a Participant in lieu of part or all of the cash payment, to make payment (including, for this purpose, shares deemed tendered by attestation of ownership) in shares of Stock already owned by him and held for at least six months, valued at Fair Value on the date of exercise, as partial or full payment of the Option price.

          (d) Rights upon Termination of Employment or as a Director. Except as may be expressly provided in the Agreement, Options shall terminate upon the termination of the Participant's employment with the Company and all affiliates or service as a director, as applicable.

          (e) Repurchase. Shares of Stock purchased under the Plan shall be subject to repurchase by the Company on such terms and conditions as may be set forth in the Agreement

     8. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the following additional provisions shall apply to the grant of Options which are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code) ("Incentive Stock Options"):

          (a) Option Price. The Agreement shall state that the purchase price per share of Stock issuable upon the exercise of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock (without regard to restrictions on the stock other than restrictions that will never lapse) on the date the Option is granted (110% of such Fair Market Value in the case of an Incentive Stock Option granted to a 10% stockholder of the Company within the meaning of Section 422(b)(6) of the Code).

          (b) Limitations. The aggregate Fair Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may be subsequently specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed not to be Incentive Stock Options.

          (c) Expiration. All Incentive Stock Options granted after the effective date hereof must be granted within ten years from the earlier of the date on which the PrivateBancorp, Inc. Stock Incentive Plan was first adopted by the Board of Directors or the date the PrivateBancorp, Inc. Stock Incentive Plan was approved by the stockholders of the Company. Unless exercised, terminated or canceled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant, five years in the case of an Incentive Stock Option granted to a 10% stockholder of the Company within the meaning of 422(b)(6) of the Code.

          (d) Section 422. Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options. If an optionee's employment with the Company terminates for any reason, and such optionee holds Incentive Stock Options under an Agreement that expressly provides that such options terminate upon a date later than the date of termination of the Participant's employment, such Incentive Stock Options must be exercised no later than the earlier of (i) the date three months after the date of termination of employment (one year in the case of termination of employment due to disability as defined in Section 22(e)(3) of the Code), or
(ii) the original ending date of the exercise period, or such Incentive Stock Option shall no longer qualify as an Incentive Stock Option.

     9. Restricted Stock. The Committee, at any time and from time to time, may award shares of Restricted Stock under the Plan to such Participants in such amounts as it shall determine. Each award of Restricted Stock shall be in writing in such form as the Committee shall approve from time to time, which writing shall, among other provisions approved by the Committee, incorporate therein by reference all of the terms and provisions of the Plan and contain in substance the following terms and conditions:

          (a) Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time or upon satisfaction of other conditions (which may include the attainment of Performance Goals, as defined in Paragraphs 9(f) below) ("Period of Restriction") as shall be determined by the Committee and shall be specified in the Restricted Stock award, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock award.

          (b) Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (c) Voting Rights. Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares during the Period of Restriction.

          (d) Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

          (e) Termination of Employment. The award shall set forth the effects of termination of employment during the Period of Restriction upon the Restricted Stock and shall provide for the forfeiture and return of such Stock to the Company in such circumstances as the Committee shall determine to be appropriate.

          (f) Performance Goals. For purposes of Paragraph 9(a) above, "Performance Goals" shall mean the criteria and objectives, determined by the Committee pursuant to the Plan, which are to be satisfied or met during the applicable Period of Restriction as a condition to the Participant's receipt of the shares of Restricted Stock subject to such award. Such criteria and objectives may include, but are not limited to, return on assets, return on equity, growth in net earnings, growth in earnings per share, asset growth, deposit growth, loan growth, asset quality levels, growth in the Fair Value of the Stock, or any combination of the foregoing or any other criteria and objectives determined by the Committee. Upon completion of the Period of Restriction, the Committee shall certify the level of the Performance Goals attained and the amount of shares of Restricted Stock earned; provided, however, that the Committee shall have the discretion to adjust the determination of the degree of attainment of the preestablished Performance Goals; and provided, further, that in the case of Participants who are covered employees as defined in Section 162(m) of the Code, any such adjustments may not be to increase the amount of Restricted Stock earned.

     10. Rights of a Stockholder. No Participant shall have any rights as a stockholder with respect to any shares of Stock unless and until legended certificates for such shares of Stock are issued.

     11. Rights to Terminate Employment. Nothing in the Plan or in any Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment or to serve as a director of the Company or any subsidiary of the Company, including the Bank, or affect any right which the Company or such subsidiary may have to terminate the employment or service as a director of such Participant.

     12. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit in cash (or to the extent permitted by the Committee, shares of Stock previously owned by the Participant (including shares deemed tendered by attestation of ownership), or issuable in connection with the award) to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

     13. Non-Assignability. Any Option or Restricted Stock award granted under the Plan shall not be assignable or transferrable by the Participant, except by will or the laws of descent or distribution. During the life of the Participant, Options are exercisable only by the Participant.

     14. Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the plan, whether or not such persons are similarly situated.

     15. Adjustments. In the event of any change in the outstanding shares of Stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall adjust the number of shares of Stock which may be issued under the Plan as set forth in Paragraph 4 and the annual limitation on the number of shares of Stock set forth in Paragraph 6, and shall provide for an equitable adjustment of any outstanding Options or shares issuable pursuant to an outstanding award under this Plan.

     16. Amendment; Termination. The Board of Directors of the Company may amend or terminate the Plan at any time, except that such termination or amendment of the Plan shall not, without the consent of a Participant, adversely affect a Participant's rights under any Option or other award previously granted. Any amendment which increases the number of shares of Stock for which awards may be awarded or which changes the class of persons eligible to receive awards shall be subject to approval of the stockholders within 12 months prior to or after the effective date of such amendment.

     17. Effect on Other Plans. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any other subsidiary of the Company, including the Bank, and any award granted pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or an Affiliate unless specifically provided.

     18. Duration of the Plan. The Plan shall remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares or the payment of cash, but no Option shall be granted more than ten years after the effective date set forth in Paragraph 2.

     19. Indemnification. Each person who is or shall have been a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     20. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Participants with respect to Options or Restricted Stock awarded under the Plan and all Agreements hereunder. All other questions concerning the construction, validity and interpretation of this Plan and any agreements hereunder will be governed by the internal law, and not the law of conflicts, of the State of Illinois.

--------------------------------------------------------------------------------

                         [LOGO OF PRIVATEBANCORP INC.]

                           Ten North Dearborn Street
                            Chicago, Illinois 60602

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                   Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.



                            DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" of the five (5) Class II nominees for director, "FOR" approval of the amendment to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and "FOR" ratification of the appointment of Arthur Andersen, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.
   If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted, to the extent legally permissible, by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.



Signature _____________________________________

Signature _____________________________________

Date ___________________________________ , 2000

Please sign exactly as name (or names) appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


                         [LOGO OF PRIVATEBANCORP INC.]

If you personally plan to attend the Meeting of Stockholders please check the box below and list the names of attendees on the reverse side.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the 2000 meeting. [_]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REVOCABLE PROXY - PrivateBancorp, Inc.
                 Annual Meeting of Stockholders, May 25, 2000
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The undersigned stockholder(s) of PrivateBancorp, Inc., a Delaware Corporation
(the "Company"), does (do) hereby constitute and appoint Ralph B. Mandell and/or Donald A. Roubitchek, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois on May 25, 2000, at 4:00 p.m. and at any adjournment thereof, and to vote all the shares of PrivateBancorp, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below. PLEASE MARK VOTE IN THE APPROPRIATE BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

     1. The election of five (5) Class II directors of the Company's Board of Directors to serve until the annual meeting of stockholders in 2003.

         Donald L. Beal Donald A. Roubitchek John E. Gorman Michael B. Susman Caren L. Reed

         FOR   WITHHOLD   FOR ALL
         ALL    FOR ALL   EXCEPT
         [_]      [_]       [_]

         INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

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     2.  The amendment to the PrivateBancorp, Inc. Amended and Restated Stock
         Incentive Plan.

         [_] FOR   [_] AGAINST   [_] ABSTAIN

     3. The ratification of the appointment of Arthur Andersen LLP, as independent auditors of the Company for the fiscal year ending December 31, 2000.

         [_] FOR   [_] AGAINST   [_] ABSTAIN

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of its nominees for director and FOR each of the other matters to be considered.

                                  PLEASE LIST
                          NAMES OF PERSONS ATTENDING


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